Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Post-Effective Amendment No. 1 to the Registration Statement (Form S-3 No. 333-208692) of Kubota Pharmaceutical Holdings Co., Ltd. of our reports dated March 10, 2016, with respect to the consolidated financial statements of Acucela Inc., and the effectiveness of internal control over financial reporting of Acucela Inc., included in its Annual Report (Form 10-K) for the year ended December 31, 2015, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Seattle, Washington
December 6, 2016